CONTACT: Bruce Zurlnick                     Cara O'Brien/ Melissa Myron
         Senior Vice President and          Media Contact: Stephanie Sampiere
         Chief Financial Officer            Financial Dynamics
         Finlay Enterprises, Inc.           (212) 850-5600
         (212) 808-2800


FOR IMMEDIATE RELEASE

         FINLAY ENTERPRISES REPORTS THIRD QUARTER AND NINE MONTH RESULTS

                     - INCREASES GUIDANCE FOR FISCAL 2003 -


NEW YORK, NY - NOVEMBER 20, 2003 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States, today announced financial results for the third quarter and first nine months of fiscal 2003.

THIRD QUARTER RESULTS

As previously reported, comparable department store sales (departments open for the same months during the comparable period) increased 3.1% in the third quarter of fiscal 2003. Total sales were $174.9 million compared to $168.4 million for the same period a year earlier, an increase of 3.9%.

Income from operations for the third quarter, before depreciation and amortization expenses (EBITDA), was $4.6 million compared to $4.9 million in the prior year period. The Company also reported an operating loss of $0.4 million, compared to operating income of $0.5 million last year.

For the 13 weeks ended November 1, 2003, the Company reported a net loss of $3.9 million, or $0.43 per share, compared to a net loss of $3.3 million, or $0.36 per share, in the year ago period. Included in the current period are severance and accelerated depreciation costs associated with the Burdines and Lord & Taylor store closings totaling $950,000 on a pre-tax basis, or $0.06 per diluted share.
                                    - more -

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Page 2


Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, Inc., commented, "We are encouraged with our sales results for the third quarter and believe we are well positioned for the all-important holiday season. Our bottom line results for the third quarter exceeded our expectations due to an almost 4% increase in the top line and an 80 basis point improvement in SG&A. In addition, cash flow remains strong, as we have continued to maintain tight inventory controls, resulting in a 34% decrease in our revolver usage during the quarter versus the prior year. Therefore, we've increased our guidance and now project earnings of $2.30 - $2.40 per diluted share for fiscal 2003."

NINE MONTH RESULTS

Comparable department store sales for the nine months ended November 1, 2003 increased 1.6%. Finlay's total sales were $553.9 million compared to $542.9 million for the same period a year earlier.

The Company reported EBITDA for the nine-month period of $21.8 million compared to $24.2 million last year. Operating income totaled $8.1 million compared to $11.1 million for the prior year.

For the nine months ended November 1, 2003, the Company reported a net loss of $5.9 million, or $0.65 per share, compared to a loss before cumulative effect of accounting change of $4.1 million, or $0.43 per share, in the prior year. Including the charge associated with the cumulative effect of accounting change, the net loss for the prior year nine-month period was $21.3 million or $2.25 per share.

COMPANY OUTLOOK

The Company estimates comparable store sales for the fourth quarter will increase in the range of 2.0 - 3.0% and total sales are projected between $395 and $405 million. As such, diluted earnings per share for the fourth quarter are projected to be in the range of $3.00 to $3.10.

Primarily as a result of better than expected results in the third quarter, the Company now anticipates full year diluted earnings per share between $2.30 and $2.40, compared to the previous estimate of $2.20 to $2.30. These projections exclude any non-cash charge for the write-down of goodwill resulting from the scheduled store closings.

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, November 20, 2003 at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website at: http://www.finlayenterprises.com and will remain available in archives for approximately 90 days.

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Page 3


Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States with sales of $931 million in fiscal 2002. The number of locations at the end of the third quarter of fiscal 2003 totaled 1,024 compared with 1,013 locations at the end of the third quarter of the prior year.


This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

                           - Financial tables follow -

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Page 4

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

                                                                   THIRTEEN WEEKS ENDED
                                                  ------------------------------------------------------
                                                        NOVEMBER 1,                  NOVEMBER 2,
                                                            2003                         2002
                                                  -------------------------    -------------------------
Sales                                             $   174,933       100.0%      $  168,359       100.0%
Cost of sales                                          85,467        48.9           80,462        47.8
                                                  ------------- -----------    ------------- -----------
     Gross margin                                      89,466        51.1           87,897        52.2
Selling, general and administrative expenses           84,863        48.5           82,997        49.3
Depreciation and amortization                           4,991         2.8            4,387         2.6
                                                  ------------- -----------    ------------- -----------
     Income (loss) from operations                       (388)       (0.2)             513         0.3
Interest expense, net                                   5,968         3.4            6,358         3.8
                                                  ------------- -----------    ------------- -----------
     Loss before income taxes                          (6,356)       (3.6)          (5,845)       (3.5)
Benefit for income taxes                               (2,480)       (1.4)          (2,504)       (1.5)
                                                  ------------- -----------    ------------- -----------
     Net loss                                     $    (3,876)       (2.2)%     $   (3,341)       (2.0)%
                                                  ============= ===========    ============= ===========

Net loss per share applicable to common shares:
     Basic net loss per share                     $     (0.43)                  $    (0.36)
                                                  =============                =============
     Diluted net loss per share                   $     (0.43)                       (0.36)
                                                  =============                =============

Weighted average shares and share
     equivalents outstanding -
            basic and diluted                       8,989,586                    9,348,990
                                                  =============                =============

Other information:
     EBITDA (1)                                   $     4,603                  $    4,900
                                                  =============                =============

Income (loss) from operations                     $      (388)                 $      513
Add: Depreciation and amortization                      4,991                       4,387
                                                  -------------                -------------
EBITDA                                            $     4,603                  $    4,900
                                                  =============                =============


(1) EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

                                                                 THIRTY-NINE WEEKS ENDED
                                                  ------------------------------------------------------
                                                        NOVEMBER 1,                  NOVEMBER 2,
                                                            2003                         2002
                                                  -------------------------    -------------------------
Sales                                             $   553,913      100.0%      $   542,854       100.0%
Cost of sales                                         269,929       48.7           260,839        48.1
                                                  ------------- -----------    -------------- ----------
     Gross margin                                     283,984       51.3           282,015        51.9
Selling, general and administrative expenses          262,161       47.3           257,770        47.5
Depreciation and amortization                          13,710        2.5            13,181         2.4
                                                  ------------- -----------    -------------- ----------
     Income from operations                             8,113        1.5            11,064         2.0
Interest expense, net                                  17,770        3.2            18,673         3.4
                                                  ------------- -----------    -------------- ----------
     Loss before income taxes and cumulative
           effect of accounting change                 (9,657)      (1.7)           (7,609)       (1.4)
Benefit for income taxes                               (3,766)      (0.7)           (3,491)       (0.6)
                                                  ------------- -----------    -------------- ----------
     Loss before cumulative effect
           of accounting change                        (5,891)      (1.0)           (4,118)       (0.8)
Cumulative effect of accounting change,
           net of tax of $11,713 (1)                        -         -            (17,209)       (3.2)
                                                  ------------- -----------    -------------- ----------
     Net loss                                     $    (5,891)      (1.0)%     $   (21,327)       (4.0)%
                                                  ============= ===========    ============== ==========

Net loss per share applicable to
          common shares - basic and diluted:
     Loss per share before cumulative
          effect of accounting change             $     (0.65)                 $     (0.43)

     Cumulative effect of accounting change,
             net of tax                                  -                           (1.82)
                                                  -------------                --------------
     Net loss per share                           $     (0.65)                 $     (2.25)
                                                  =============                ==============

Weighted average shares and share
     equivalents outstanding                        9,049,247                    9,473,080
                                                  =============                ==============

Other information:
     EBITDA (2)                                   $    21,823                  $    24,245
                                                  =============                =============

Income from operations                            $     8,113                  $    11,064
Add: Depreciation and amortization                     13,710                       13,181
                                                  -------------                -------------
EBITDA                                            $    21,823                  $    24,245
                                                  =============                =============


(1) Represents cumulative effect of a change in accounting principle as a result of adopting EITF No. 02-16, "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor", regarding accounting for vendor allowances.

(2) EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

FINLAY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                                  NOVEMBER 1,        NOVEMBER 2,
                                                                     2003              2002
                                                                  --------           --------
                                ASSETS
Cash                                                              $  2,281           $  2,508
Accounts receivable                                                 36,411             34,443
                                                                  --------           --------
Inventory                                                          300,221            305,631
Other current assets                                                59,125             55,065
                                                                  --------           --------
   Total current assets                                            398,038            397,647
                                                                  --------           --------

Fixed assets, net                                                   67,926             69,547
Other assets, including Goodwill                                   110,396            112,897
                                                                  --------           --------
   Total assets                                                   $576,360           $580,091
                                                                  ========           ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY


Short-term borrowings                                             $ 54,546           $ 82,152
Accounts payable                                                    69,027             76,580
Other current liabilities                                           66,715             58,373
                                                                  --------           --------
   Total current liabilities                                       190,288            217,105
Long-term debt                                                     225,000            225,000
Deferred income taxes and other non-current liabilities             21,142             15,728
                                                                  --------           --------
   Total liabilities                                               436,430            457,833
Total stockholders' equity                                         139,930            122,258
                                                                  --------           --------
   Total liabilities and stockholders' equity                     $576,360           $580,091
                                                                  ========           ========


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